UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 21, 2008

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Previously, on May 8, 2008, the American Stock Exchange (“AMEX”) notified us that we failed to satisfy a continued listing rule. Specifically, the notice from AMEX stated that we are not in compliance with Section 1003(a) (i) of the AMEX Company Guide in that we have stockholder’s equity of less than $2 million and have sustained losses from continuing operations or net losses in two of its three most recent fiscal years. We were afforded the opportunity to submit a plan of compliance (the “Plan”). We submitted the Plan on June 9, 2008.

On June 27, 2008, AMEX notified us that, although we remained out of compliance with certain of continued listing standards, AMEX accepted the Plan for regaining compliance. AMEX granted us an extension until November 9, 2009, to regain compliance with its continued listing standards. We remained subject to periodic review by the AMEX staff during the extension period and to delisting procedures if we failed to make progress consistent with the Plan..

On October 21, 2008, we received notice from NYSE Alternext US LLC (the “Exchange), which acquired AMEX on October 1, 2008, that it intends to strike the Common Stock and Warrants of MPC Corporation from the Exchange by filing a delisting application with the Securities and Exchange Commission pursuant to Section 1009(d) of the Exchange Company Guide (the “Company Guide)

The Exchange’s decision to file the delisting application was based on its review of publicly available information and information provided by us. The Exchange concluded that we failed to make progress consistent with the Plan, and that this variance warrants commencement of delisting proceedings as the Plan no longer presents a reasonable demonstration of our ability to regain compliance with the continued listing standards..

Additionally, the Exchange concluded that MPC is not in compliance with certain additional continued listing standards under the Company Guide including: (1) section 1003(a)(iv) that we have sustained losses which are so substantial in relation to our overall operations or our existing financial resources , or our financial condition has become so impaired that it appears questionable as to whether we will be able continue operations or meet our obligations as they mature; (2) Section 1003(f)(v) in that our stock has been selling for a substantial period of time at a low price, and (3) Section 1002 (b) in that our aggregate market capitalization has declined such that further dealings on the Exchange are inadvisable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: October 27, 2008	By: /s/ Curtis Akey Curtis Akey Vice President & Chief Financial Officer